Annual Incentive Plan (AIP) Worksheet
Pursuant to the CrossFirst Bankshares, Inc. Annual Incentive Plan (Amended and Restated February 26, 2020)
Employee Name:
Employee Title:
Employee Department:
Base Salary:
$

___________
Target Incentive: __% of Base Salary
Target AIP Opportunity:
$

__________
Stretch Incentive: ___% of Base Salary
Stretch Opportunity:
$

___________
Total Maximum AIP Opportunity:
Your AIP payout for the period

will be based on attainment of the following performance metrics.

The applicable targets for each performance metric and each
applicable payout percentage are listed below.

Your AIP payout percentage will be

interpolated on a straight-line basis for performance between the listed achievement levels and rounded to the nearest tenth of a percentage.
Performance Metric
AIP Plan
Weighting
Threshold

(50%
payout)
Target

(100%
payout)
Bank Performance 70%
Individual Performance 30%
Total Weighting 100%
1 Funding of the total AIP pool for CrossFirst Bankshares, Inc. (the Company) is based on the attainment of Adjusted

PPCM of the Company. If the Company
achieves Adjusted PPCM at Target, 100%

of the pool for all employees assigned to the Company eligible for AIP during the performance period may be funded.

If the attainment of Adjusted PPCM for the Company is less than Target,

the total AIP pool for the Company will be funded at an amount less than Target using
linear interpolation.
Employee
Manager

Payment Terms, Schedule and Criteria
This award issued under the CrossFirst Bankshares,

Inc. Annual Incentive Plan (as amended

and restated February 26,2020) (as amended,

modified,
supplemented or restated, the “Plan”) is

subject to the following terms and conditions.
Terms.

Payment based on attainment of each

performance metric will be calculated annually

based on approved full-year targets for the performance
period from January 1 through December

31 of the year noted on page one of this

award (the “Incentive Period”). If

you are in an eligible role under
the Plan for less than a full calendar

year, your Target AIP Opportunity will be pro rated for that year. Corrections to prior period payments may be
made and applied to current period payments

earned to ensure accurate incentive

payments
.
Timing.

Payment of earned AIP incentive payout

will be made not more than sixty (60)

days after the end of the applicable performance

period,
subject to satisfaction of the eligibility criteria

below
.
Eligibility Criteria.
You must be in good standing on the date that your incentive payment is paid to receive an AIP incentive payment

for the
performance period
.

Termination of Eligibility
. Your eligibility under the Plan will be terminated immediately in the event of termination of employment

with CrossFirst
Bankshares, Inc. or any of its subsidiaries

("CrossFirst"), for any reason (voluntarily

or involuntarily), or transfer to a non-AIP

eligible role.
Payments are earned only for the completed

Incentive Period (i.e., if employment

with CrossFirst is terminated or if participation

in the Plan is
otherwise terminated at any time before

the completion of an Incentive Period, no

incentive is considered earned or will

be paid for that period). You
will earn and be entitled to payment for the

incentive only if you are employed in

your AIP-eligible role on the last day of

the applicable incentive
period
.

Discretionary Adjustments.

At the discretion of the Compensation Committee or management, your AIP payout for the Incentive Period may be
decreased or increased based on consideration of your individual performance or other factors deemed relevant.

Additionally, the Compensation
Committee or management may partially

or fully reduce your AIP payout if you are

not in good standing on the incentive

payment date
.
Tax Withholding.
All payments under this AIP award will

be subject to applicable federal, state, and

local payroll and withholding taxes, for which
CrossFirst will collect and withhold .
No Employment Right.
Nothing in this award shall interfere with or

limit in any way the right of CrossFirst

to terminate your employment at any
time, with or without cause .
Incentive Payment Recovery; Clawback.

This award, and any right to receive and retain

any incentive payout hereunder, is subject to rescission,
forfeiture, cancellation or recoupment, in

whole or in part, if and to the extent so

provided under the Plan or the CrossFirst

Bankshares, Inc.
Clawback Policy ,
as in effect from time to time, or any other

applicable clawback, adjustment or

similar policy in effect on or established after

the
date of this award (the "Clawback Policy").

By accepting this award of AIP, you agree that you are obligated to provide all assistance necessary to
CrossFirst to recover or recoup any of

the incentive payout under this award

which is subject to recovery or recoupment

pursuant to the Clawback
Policy. Such assistance shall include completing any documentation necessary to recover or recoup any portion

of the incentive payout received
pursuant to this AIP award from any accounts

you maintain.

CrossFirst may deduct the amounts owed

from any pending or future compensation

or
expense reimbursements owed to you by

CrossFirst. To the extent such amounts are not setoff, you will remain liable for any remaining balance
.
Modifications to this Award.
The Plan Administrator (as defined in the Plan)

reserves the right, in its sole discretion,

to interpret and modify this
award agreement: (a) during the performance

period to coincide with changing corporate

objectives, and (b) during or after the

performance period
to: (i) avoid windfall payments unintentionally

derived from the plan design that may result

from the highly variable nature of many loans,

deposits
or market conditions and/or (ii) adjust

payments or terminate this AIP award when

your performance has been documented by

management to be
unacceptable. Such modifications will occur

only under the authority of the Plan Administrator(s),

in its sole discretion. Any component of

this
award may be adjusted to ensure that you

receive adequate, yet reasonable, compensation.